EXHIBIT 10.2


                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of February 1, 2010, by and among The Quercus Trust ("QUERCUS" or the "PURCHASER"), and Entech Solar, Inc., a Delaware corporation (the "COMPANY"). WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, shares of the Company's common stock, par value $0.001 ("COMMON STOCK"), on the terms set forth herein; and

     WHEREAS, the Company is offering the Common Stock pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Sale of Shares.
------------------

1.1     Purchase and Sale of Shares. The Company hereby agrees to issue to
        ---------------------------
Quercus one million four hundred thirty seven thousand five hundred (1,437,500) shares of Common Stock at a price of $0.08 per share (the "SHARE PRICE"), which shares shall be purchased by Quercus upon the full execution of this Agreement, and to issue to Quercus an additional one million four hundred thirty seven thousand five hundred (1,437,500) shares of Common Stock at the Share Price on February 1, 2010.

1.2     Price Adjustment.  Notwithstanding the provisions of Section 1.1 above,
        ----------------
if the Company, at any time prior to January 1, 2011 shall sell any equity security or any security exercisable for or convertible into an equity security (a "STOCK SALE") , then Quercus shall have the right, at its option, to receive additional securities or to exchange the securities purchased hereunder so that Quercus receives in connection with the Stock Sale the same securities (and any other property) as Quercus would have received had Quercus participated in the Stock Sale instead of purchasing shares as described in Section 1.1. The Company shall notify Quercus in writing, no later than the trading day following the Stock Sale, indicating therein the applicable issuance price (such notice, the "DILUTIVE ISSUANCE NOTICE"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 1.2, upon the occurrence of a Dilutive Issuance, after the date of such Dilutive Issuance, Quercus is entitled to receive a number of shares of Common Stock based upon the issuance price of the Stock Sale regardless of whether the Company accurately refers to the issuance price of the Stock Sale in a Dilutive Issuance Notice.

1.4     The Closing.  The sale and purchase of the Common Stock shall take place
        -----------
at the offices of Salvo Landau Gruen & Rogers, 510 Township Line Road, Suite 150, Blue Bell, Pennsylvania 19422, or at such other location as the Company and Quercus mutually agree, on the dates set forth in Section 1.1 (each, a "CLOSING"). At each Closing, the Company shall deliver to Quercus a certificate representing the Common Stock (the "CERTIFICATE") in the form set forth on Exhibit "A" hereto, against delivery to the Company of a check or wire transfer in the amount of the Share Price. The obligation of Quercus to consummate the purchase at a Closing is subject to the performance by the Company of the truth and accuracy of the representations and warranties of the Company in Section 2 below.

2.     Representations and Warranties of Company. The Company hereby represents
       -----------------------------------------
and warrants to Quercus that:

2.1     Organization, Good Standing and Qualification.  The Company is a
        ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on (i) the Company, (ii) its consolidated results of operations, assets, or financial condition, and
(iii) its ability to perform its obligations under this Agreement (a "MATERIAL ADVERSE EFFECT").

2.2     Consents and Approvals.  No consent, approval, order or authorization
        ----------------------
of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

2.3     Authorization.  The Company has full corporate power and authority to
        -------------
execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the performance of the Company's obligations hereunder has been taken. The Common Stock has been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and by general equitable principles, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4     Compliance With Other Instruments.
        ---------------------------------
(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (iii) trigger the increase in the rights of any holder of the Company's outstanding debt or equity securities, including securities converted with such securities, (iv) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company, in the cases of clauses (ii) and (iii) above, only to the extent such conflict, breach, violation, default or lien reasonably could, individually or in the aggregate, have or result in a Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Common Stock, except filings as may be required to be made by the Company with (i) the United States Securities and Exchange Commission ("SEC") and (ii) state "blue sky" or other securities regulatory authorities.

2.5     Material Adverse Changes.  Since November 30, 2009, there has not
        ------------------------
occurred any event or events which, singly or in the aggregate, have had or are reasonably expected to have, a Material Adverse Effect upon the business, operations or financial condition of the Company.

2.6     Issuance of Securities.  Since September 30, 2009, the Company has not
        ----------------------
issued any capital stock, or any securities convertible into, or exchangeable for, capital stock, or entered into any written or oral commitment with respect thereto, other than transactions with the Purchaser or in connection with the Company's stock option plan.

2.7     Litigation.  There are no pending or overtly threatened actions, claims,
        ----------
orders, decrees, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which would have a Material Adverse Effect, or which question the validity of this Agreement or any action taken or to be taken by the Company in connection herewith, or which might result in any impairment of the right or ability of the Company to enter into or perform his obligations under this Agreement.

2.8     Reports; Financial Statements.  The Company's Annual Report on Form
        -----------------------------
10-KSB for the years ended December 31, 2007 and December 31, 2008 and Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and all Current Reports on Form 8-K filed to date (the "REPORTS") have been filed with the SEC and the Reports complied in all material respects with the rules of the SEC applicable to such Reports on the date filed with the SEC, and the Reports did not contain, on the date of filing with the SEC, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not materially misleading. The Reports have not been amended, nor as of the date hereof has the Company filed any report on Form 8-K since January 6, 2010. All of the consolidated financial statements included in the Reports (the "COMPANY FINANCIAL STATEMENTS"): (a) have been prepared from and on the basis of, and are in accordance with, the books and records of the Company and with generally accepted accounting principles applied on a basis consistent with prior accounting periods; (b) fairly and accurately present in all material respects the consolidated financial condition of the Company as of the date of each such Company Financial Statement and the results of its operations for the periods therein specified; and (c) in the case of the annual financial statements, are accompanied by the audit opinion of the Company's independent public accountants. Except as set forth in the Company Financial Statements, as of the date hereof, the Company has no liabilities other than (x) liabilities which are reflected or reserved against in the Company Financial Statements and which remain outstanding and undischarged as of the date hereof, (y) liabilities arising in the ordinary course of business of the Company since September 30, 2009, or (z) liabilities incurred as a result of this Agreement or which were not required by generally accepted accounting principles to be reflected or reserved on the Company Financial Statements. Since September 30, 2009, there has not been any event or change which has or will have a Material Adverse Effect and the Company has no knowledge of any event or circumstance that would reasonably be expected to result in such a Material Adverse Effect.

2.9     Permits.  The Company has all franchises, permits, licenses and similar
        -------
authorizations necessary for the conduct of its business, and is not in default of any such authorizations, where the absence or default of such authorization could have a Material Adverse Effect.

2.10     Income Tax Returns.  The Company and each entity owned or controlled,
         ------------------
directly or indirectly by the Company or in which it has a fifty percent (50%) or greater interest (each, a "SUBSIDIARY") has filed all federal and state income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Company has no knowledge of any pending assessments or adjustments of the income tax payable of the Company or its Subsidiaries with respect to any year.

2.11     Environmental Matters. None of the operations of the Company or any
         ---------------------
Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To the Company's knowledge, neither the Company nor any Subsidiary has received notice of any actual or threatened claim, investigation, proceeding, order or decree in connection with any release of any toxic or hazardous waste or substance into the environment.

2.12     Offering.  Subject in part to the truth and accuracy of Purchaser's
         --------
representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the securities contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of the Act or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

2.13     Patents and Trademarks.  The Company possesses all patents, patent
         ----------------------
rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights necessary for its business without, to its knowledge (but without having conducted any special investigation or patent search), any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

2.14     Insurance.  The Company has in full force and effect fire and casualty
         ---------
insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

2.15     Related Party Transactions.  Except as disclosed in the Reports, no
         --------------------------
existing contractual obligation of the Company or its Subsidiaries is with or for the direct benefit of (i) any party owning, or formerly owning, beneficially or of record, directly or indirectly, in excess of five percent (5%) of the outstanding capital stock of the Company, (ii) any director, officer or similar representative of the Company, other than employment agreements, (iii) any natural person related by blood, adoption or marriage to any party described in
(i) or (ii), or (iv) any entity in which any of the foregoing parties has, directly or indirectly, at least a five percent (5%) beneficial interest (a "RELATED PARTY"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any material assets or material properties which are used in the Company's business and to the knowledge of the Company, no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business which is, or has been within the last two years, a competitor, customer or supplier of the Company or has done business with the Company or which currently sells or provides products or services which are similar or related to the products or services sold or provided in connection with the Business.

2.16     No Anti-Dilution Rights.  The transactions contemplated hereby will not
         -----------------------
trigger any anti-dilution provisions contained in any existing shareholder agreements.

2.17     Full Disclosure.  No representation, warranty, schedule or certificate
         ---------------
of the Company made or delivered pursuant to this Agreement contains or will contain any untrue statement of fact, or omits or will omit to state a material fact the absence of which makes such representation, warranty or other statement misleading.

3.     Representations and Warranties of Quercus. Quercus hereby represents and
       -----------------------------------------
warrants to, and agrees with, the Company that:

3.1     Restricted Securities.  Quercus understands that (i) the Common Stock is
        ---------------------
characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of Quercus' counsel with respect to unregistered transfers.

3.2     Accredited Investor.  Quercus represents that it is an "accredited
        -------------------
investor" within the meaning of Regulation D promulgated under the Securities
Act.

3.3     Legends.  Quercus understands that the certificates evidencing the
        -------
Common Stock will bear substantially the following legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

3.4     Investment Purposes.  The securities will be acquired for investment for
        -------------------
Quercus' own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Quercus has no present intention of selling, granting any participation in, or otherwise distributing the same. Quercus further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities.

3.5     Litigation.  There are no claims before any governmental entity or
        ----------
arbitrator pending or, to such Purchaser's knowledge, currently threatened against or with respect to such Purchaser relating to or affecting the Common Stock which question the validity of this Agreement or any action taken or to be taken by such Purchaser in connection herewith, or which might result in any impairment of the right or ability of such Purchaser to enter into or perform its obligations under this Agreement.

3.6     Awareness of Company Performance.  Purchaser acknowledges that (i) it
        --------------------------------
has received and reviewed the Company's financial statements (a) as of and for the year ended December 31, 2008 and (b) as of and for the nine-month period ended September 30, 2009, (ii) it has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed decision with respect to the purchase of the Units pursuant to this Agreement, and (iii) it has had an opportunity to ask questions and receive answers from the Company regarding the Company's financial performance and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which Purchaser had access.

     4.  Survival of Representations and Warranties.  All representations,
         ------------------------------------------
warranties and agreements made by the Company and Quercus in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by the Company or by Quercus, as the case may be, made at any time with respect thereto; provided, however, that, other than with respect to Section 2.6 (for which there shall be no time limit), neither Quercus nor the Company shall have any liability to the other for any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any representation or warranty, unless the party asserting a claim with respect to any thereof gives to the other written notice of such claim on or before the date which is two (2) years following the Closing Date.

     5.  Indemnification.
         ---------------

5.1     Indemnification by the Company.  In addition to all other sums due
        ------------------------------
hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its respective "Affiliates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) and their respective officers, directors, agents, representatives, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("LIABILITIES") resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Agreement; provided, however, that the Company shall not be liable under this Section 5.1:
(a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld) or (b) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or bad faith of such indemnified party; provided, further, that if and to the extent that such indemnification is held, by final judicial determination to be unenforceable, in whole or in part, for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liability. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or bad faith of such indemnified party.

5.2     Notification; Procedure.  Each indemnified party under Section 5.1 will,
        -----------------------
promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under Section 5.1, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party (i) other than pursuant to Section
5.1 or (ii) under Section 5.1 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this sentence of Section 5.1 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that the Company will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any indemnified party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchaser and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding. No such settlement shall impose any restriction on the future conduct of any indemnified party without such party's consent, which may be withheld in such party's discretion. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

     6.  Miscellaneous.
         -------------

6.1     Entire Agreement. This Agreement contains the entire agreement among the
        ----------------
parties with respect to the exchange contemplated hereby.

6.2     Governing Law.  This Agreement shall be governed by and construed under
        -------------
the laws of the State of Delaware.

6.3     Counterparts.  This Agreement may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4     Severability.  The invalidity of any portion hereof shall not affect the
        ------------
validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

6.5     Further Assurances.  The parties hereto shall, without additional
        ------------------
consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

6.6     Successors and Assigns.  Except as otherwise provided herein, the terms
        ----------------------
and conditions of Section 5 of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.7     Titles and Subtitles.  The titles and subtitles used in this Agreement
        --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8     Notices.  All notices required or permitted hereunder shall be in
        -------
writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.9     Finder's Fee.  Each party represents that it neither is nor will be
        ------------
obligated for any finders' fee or commission in connection with this transaction. Quercus agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Quercus or any of its trustees, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Quercus from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.10     Amendments and Waivers.  Any term of this Agreement may be amended and
         ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Quercus. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, and each future holder of all such securities and the Company.

6.11     Aggregation of Stock.  All shares of Common Stock held or acquired by
         --------------------
affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              THE QUERCUS TRUST

                              BY:  /s/ David Gelbaum
                                 --------------------------------
                                       David Gelbaum


Address:
2309 Santiago Drive
Newport, California 92660


                              ENTECH SOLAR, INC.


                              BY:  /s/ Frank W. Smith
                                  -------------------------------
                                       Frank W. Smith
                                       Chief Executive Officer


Address:
13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177

                                  EXHIBIT "A"
                               STOCK CERTIFICATE